UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2012

Nielsen Holdings N.V.

The Nielsen Company B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-35042 333-142546-29	98-0662038 98-0366864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway New York, New York 10003 (646) 654-5000	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 398 8777

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 26, 2012, Iain Leigh resigned from the Boards of Directors of Nielsen Holdings, N.V. (the “Company”) and The Nielsen Company B.V. (“TNC”) and Vivek Y. Ranadivé was elected as a member of the Board of Directors of the Company, to serve until the next Annual Meeting of Shareholders of the Company, and as a member of the Board of Directors of TNC. Mr. Ranadivé, age 54, has been the Chief Executive Officer and Chairman of the Board of Directors of TIBCO Software Inc. (“TIBCO”) since its inception in 1997, and beneficially owned approximately 9% of TIBCO’s stock as of March 1, 2012. Mr. Ranadivé founded Teknekron Software Systems, Inc., the predecessor to TIBCO Software, in 1985. The Company has an ongoing contractual relationship with TIBCO. During fiscal 2011, the Company paid approximately $10.46 million to TIBCO for certain software licenses and related support, maintenance and training.

In connection with his appointment, the Board of Directors of the Company affirmatively determined that Mr. Ranadivé is independent for purposes of the New York Stock Exchange listing rules and the Company’s Corporate Governance Guidelines. In making such a determination, the Board of Directors of the Company considered, among other facts and circumstances, the payments to TIBCO, which payments for products and services constituted less than 2% of TIBCO’s annual consolidated gross revenues during each of its last three fiscal years and which were below the thresholds set forth under the Company’s categorical standards of director independence.

As a member of the Board, Mr. Ranadivé will receive an annual retainer of $60,000; an annual grant of deferred stock units having a value of $50,000 as of the date of grant, which will vest in four quarterly installments; and an annual grant of stock options having an exercise price equal to the fair market value on the date of grant and a Black-Scholes valuation of $50,000, which will vest in four quarterly installments, each of the annual retainer and annual equity grants to be pro-rated for the partial year of service.

In connection with Mr. Leigh’s resignation, it is intended that the Amended and Restated Shareholders’ Agreement regarding the Company dated as of January 31, 2011, by and among AlpInvest, Blackstone, Carlyle, Hellman & Friedman, KKR, Thomas H. Lee Partners, Valcon Acquisition Holding (Luxembourg) S.à r.l., the Company, Valcon Acquisition B.V. and TNC will be amended to provide that AlpInvest will no longer have the right to designate a director to be nominated to the Board of Directors of the Company, and will instead have a right to designate an individual to serve as a board observer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2012

NIELSEN HOLDINGS N.V. THE NIELSEN COMPANY B.V.

By:	/s/ James W. Cuminale
Name:	James W. Cuminale
Title:	Chief Legal Officer

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